UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

Tenax Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2015, William Chatfield, a director of Tenax Therapeutics, Inc. (the “Company”) advised the Company that he will not stand for re-election when his term expires at the annual meeting of stockholders to be held in September 2015 and will serve as a director until that time.

Additionally, on June 18, 2015, the Company entered into an amendment to the employment agreement of each of John Kelley, the Company’s Chief Executive Officer, and Michael Jebsen, the Company’s Chief Financial Officer.

The amendment to Mr. Kelley’s employment agreement increases his base salary to $430,000 from $330,000, effective as of May 1, 2015, and also increases his target annual cash bonus to 75% of his base salary, based on 100% achievement of annual goals (with no cap on the bonus for greater than 100% achievement of goals).  The amendment to Mr. Jebsen’s employment agreement increases his base salary to $325,000 from $285,000, effective as of May 1, 2015, while removing the fixed monthly automobile allowance of $800.

The amendments described above are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.  The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	First Amendment to Employment Agreement with John Kelley dated June 18, 2015
Exhibit 10.2	First Amendment to Second Amended and Restated Employment Agreement with Michael B. Jebsen dated June 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2015	Tenax Therapeutics, Inc.

By: /s/ John Kelley
John Kelley
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
Exhibit 10.1	First Amendment to Employment Agreement with John Kelley dated June 18, 2015
Exhibit 10.2	First Amendment to Second Amended and Restated Employment Agreement with Michael B. Jebsen dated June 18, 2015